Exhibit 10.11

Restricted Stock Agreement

under the GHP Acquisition Corp.

2003 Stock Option and Grant Plan

Name of Grantee:	Mark Jung (the “Grantee”)

No. of Shares:	101,000 Shares of Common Stock

Grant Date:	August 28, 2003 (the “Grant Date”)

Per Share Purchase Price:	$.01 (the “Per Share Purchase Price”)

Pursuant to the GHP Acquisition Corp. 2003 Stock Option and Grant Plan (the “Plan”), GHP Acquisition Corp., a Delaware corporation (together with its successors, the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, consultant or other key person of the Company or any of the Subsidiaries, the Shares (as defined below) at the Per Share Purchase Price, which represents the fair market value per share on the Grant Date, subject to the terms and conditions set forth herein and in the Plan.  The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her.  The Company hereby acknowledges receipt of $1,010 in full payment for the Shares.  All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

1.                                      Definitions.  For the purposes of this Agreement, the following terms shall have the following respective meanings.  All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.  A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Grantee’s or the Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Grantee or any Permitted Transferee being subject to a transfer of Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share, together with any shares into which Common Stock may be converted or exchanged, as provided above and herein.

“Employment Agreement” shall mean the employment agreement dated as of the date hereof by and between the Company and the Grantee.

“Permitted Transferees” shall mean any of the following to whom the Grantee may transfer Shares hereunder (as set forth in Section 4):  the Grantee’s spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Grantee is the settlor; provided, however, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.  Upon the death of the Grantee (or a Permitted Transferee to whom shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Grantee’s (or such deceased Permitted Transferee’s) estate, executions, administrations, personal representations, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Shares” shall initially mean 80,000 Shares being purchased by the Grantee on the date hereof, provided that on each of the dates listed below, the respective number of Shares indicated below shall become Vested Shares if Grantee remains an employee on each such date.  Twenty-one Thousand (21,000) Shares shall be Vested Shares as of the date hereof and not subject to the restrictions of Restricted Shares.

Vesting Date	Number of Shares Becoming Vested	Cumulative Number Vested

August 28, 2004	20,000	41,000
August 28, 2005	20,000	61,000
August 28, 2006	20,000	81,000
August 28, 2007	20,000	101,000

Notwithstanding the foregoing, as of the effective date of any Sale Event (as defined in the Stockholders Agreement), the remainder of the Restricted Shares listed above which is then unvested shall vest and be deemed Vested Shares.

“Shares” shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received in respect of the Shares, as a dividend on, or otherwise on account of, the Shares.

“Termination Event” shall mean the termination of the Grantee’s employment with the Company and its subsidiaries for any reason whatsoever, except for a termination of Grantee’s employment with the Company with or without Cause (as defined in the Employment Agreement) or a Constructive Termination (as defined in the Employment Agreement).

“Vested Shares” shall mean all Shares which are not Restricted Shares.

2.                                      Purchase and Sale of Shares; Investment Representations.

(a)                                  Purchase and Sale.  On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the Per Share Purchase Price.

(b)                                 Investment Representations.  In connection with the purchase and sale of the Shares contemplated by Section 2(a) above, the Grantee hereby represents and warrants to the Company as follows:

(i)                                     The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)                                  The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii)                               The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(iv)                              The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(v)                                 The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).  The

Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

3.                                      Repurchase Right.

(a)                                  Termination Event.  Upon the occurrence of a Termination Event, the Company or its assigns shall have the right and option to repurchase all or any portion of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event.  The per share purchase price of the Restricted Shares subject to repurchase in accordance with this Section 3(a) shall be the Per Share Purchase Price.

(b)                                 Bankruptcy of the Grantee.  Upon the occurrence of a Bankruptcy of the Grantee, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by the Grantee or any Permitted Transferee as of the date of such Bankruptcy.  In addition, upon the Bankruptcy of any of the Grantee’s Permitted Transferees, the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by such Permitted Transferee as of the date of such Bankruptcy.  The per share purchase price of the Shares subject to repurchase in accordance with this Section 3(b) shall be the fair market value of the Shares.

(c)                                  Constructive Termination and Termination Without Cause.  Upon the termination of the Grantee’s employment with the Company (i) without Cause (as defined in the Employment Agreement), or (ii) as a result of a Constructive Termination (as defined in the Employment Agreement), the Company or its assigns shall have the right and option to repurchase all or any portion of the Restricted Shares held by the Grantee or any Permitted Transferees as of the date of such termination.  The per share purchase price of the Restricted Shares subject to repurchase in accordance with this Section 3(c) shall be the Per Share Purchase Price.

(d)                                 Termination With Cause.  Upon the termination of the Grantee’s employment with the Company with Cause the Company or its assigns shall have the right and option to repurchase all or any portion of the Shares held by the Grantee or any Permitted Transferees as of the date of such termination.  The per share purchase price of the Shares subject to repurchase in accordance with this Section 3(d) shall be the Per Share Purchase Price.

(e)                                  Closing Procedure.  The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees) written notice within six (6) months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected.  Upon such notification, the Grantee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates from the Grantee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Shares being purchased, provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company.  At such time, the

Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances.  The Repurchase right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by or merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect, subject to Section 10(b) below.

4.                                      Restrictions on Transfer of Shares.  The Grantee and each Permitted Transferee, as applicable, and the Shares owned by the Grantee and each Permitted Transferee, as applicable, shall be subject to the restrictions on transfer of the Shares set forth in Section III of that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, the Grantee and the parties named therein (the “Stockholders Agreement”).

5.                                      Drag Along Right.  The Grantee and each Permitted Transferee, as applicable, and the Shares owned by the Grantee and each Permitted Transferee, as applicable, shall be subject to the Drag-Along obligation set forth in Section 4.1 of the Stockholders Agreement.

6.                                      Legend.  Any certificate(s) representing the Shares shall carry substantially the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated August 28, 2003 between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination).”

“The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state.  The shares may not be sold or transferred in the absence of such registration or an exemption from registration.”

7.                                      Escrow Arrangement.

(a)                                  Escrow.  In order to carry out the provisions of Sections 3, 4 and 5 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares.  The Company shall not dispose of the Shares except as otherwise provided in this Agreement.  In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Grantee and any Permitted Transferee, as the Grantee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof.  At such time as any Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares (if any) to be held in escrow pursuant to this Section 7.

(b)                                 Remedy.  Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other person or entity is required to sell the Grantee’s Shares pursuant to the provisions of Section 3, 4 and 5 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above.  Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of Section 3, 4 and 5, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

8.                                      Withholding Taxes.  The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to Section 7 hereof, the minimum federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee.  In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

9.                                      Assignment.  At the discretion of the Board, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase or pursuant to Section 4(c) to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

10.                               Miscellaneous Provisions.

(a)                                  Lockup provision.  The Grantee and each Permitted Transferee agree, to be bound by the lockup provision of Section 12 of that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Grantee and the parties named therein (the “Registration Rights Agreement”) as if such Grantee or Permitted Transferee, as applicable, were a Stockholder (as defined in the “Registration Rights Agreement”).

(b)                                 Termination.  The Company’s repurchase right with respect to Vested Shares under Section 3, the restrictions on transfer of Shares under Section 4 and the Grantee’s Drag Along obligations under Section 5 shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event (as defined in the Stockholders Agreement), in either case as a result of which shares of the Company (or successor entity) of the same class as the Shares are registered under Section 12 of the Exchange Act of 1934 and publicly traded on NASDAQ/NMS or any national security exchange; provided, however, that all other provisions shall remain in effect following the same until all of the Shares have become Vested Shares.

(c)                                  Record Owner; Dividends.  The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares if and to the extent the Shares are entitled to voting rights.  The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

(d)                                 Equitable Relief.  The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(e)                                  Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(f)                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

(g)                                 Headings.  The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(h)                                 Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(i)                                     Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.  Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

(j)                                     Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives.  Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company’s successor issued in respect of the Shares shall remain subject to vesting and the Repurchase right of first refusal hereunder.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(k)                                  Dispute Resolution.  Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”).  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.  The place of arbitration shall be Delaware.

The parties covenant and agree that the arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert.  The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith.  This Section 10(k) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto.  Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(l)                                     Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Stock Agreement as of the date first above written.

COMPANY

GHP ACQUISITION CORP.

	By:	/s/ CHRISTOPHER S. GAFFNEY
Name: Christopher S. Gaffney
Title: President

GRANTEE:

/s/ MARK JUNG
Name: Mark Jung

Address:

12720 Dianne Drive

Los Altos Hills, CA 94022

SPOUSE’S CONSENT
I acknowledge that I have read the
foregoing Restricted Stock Agreement
and understand the contents thereof.

/s/ KAREN JUNG

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the “Agreement”) is entered into as of June 29, 2004 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), and Mark Jung (“Seller”).

RECITALS

WHEREAS, the Seller purchased from the Company, and the Company issued to the Seller, 2,020,000 shares of the Company’s Common Stock, as adjusted for a twenty-to-one stock split, of which 1,600,000 remain unvested (the “Repurchased Shares”) pursuant to that certain Restricted Stock Agreement dated August 28, 2003 by and between the Company and the Seller (the “Purchase Agreement”); and

WHEREAS, Seller wishes to sell to the Company, and the Company wishes to purchase from Seller, the Repurchased Shares.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree as follows:

1.                                       Purchase and Sale of Repurchased Shares.

1.1                                 Purchase. Seller hereby sells, transfers, assigns and delivers to the Company, and the Company hereby purchases from Seller, the Repurchased Shares free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, for the Purchased Price.  The per share purchase price of the Repurchased Shares is $0.0005 (the “Per Share Price”).  The Company shall deliver concurrently herewith to Seller the aggregate purchase price of the Repurchased Shares in the amount of $800.00 (the “Purchase Price”) in cash by check or by wire transfer.  Seller shall deliver concurrently herewith to the Company the stock certificate representing the Repurchased Shares together with the stock power and assignment separate from certificate attached hereto as Exhibit A, duly executed by Seller.  The stock certificate representing the Repurchased Shares shall be duly canceled by the Company, and the Company shall issue to Seller a stock certificate for any shares represented by such canceled stock certificate in excess of the Repurchased Shares.

2.                                       Consideration.

2.1                                 Full Consideration.  The parties agree that the full consideration for the transfer and sale hereunder of the Repurchased Shares is the delivery of the Purchase Price by the Company to Seller.

2.2                                 No Additional Consideration.  Except for the Purchase Price, Seller acknowledges and agrees that Seller is neither owed nor entitled to any additional compensation or consideration from the Company or its officers, agents, representatives or shareholders with respect to the purchase and sale of the Repurchased Shares.

3.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants to the Company as follows:

3.1                                 Ownership of the Repurchased Shares.  Seller is the lawful record and beneficial owner of, and has good and marketable title to, the Repurchased Shares.  The Repurchased Shares are owned by Seller free and clear of all liens, encumbrances, security interests, equities, claims, options, licenses, charges and assessments, and are subject to no restrictions with respect to transferability by Seller to the Company except compliance with applicable securities laws.  Pursuant to this Agreement, Seller shall convey to the Company good and marketable title in and to the Repurchased Shares.

3.2                                 Authority. Seller represents that this Agreement is a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The execution and delivery of, and the performance of the obligations under, this Agreement by Seller do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to Seller or the Repurchased Shares, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which Seller is a party or is bound or to which the Repurchased Shares are subject.

3.3                                 Access to Information.  Seller has had an opportunity to seek the advice of, and has sought and consulted with, legal counsel and such other advisors, including investment experts, as he deems appropriate with regard to the sale of the Repurchased Shares and with regard to the other terms of this Agreement.  Seller has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Seller reasonably considers important in making the decision to sell the Repurchased Shares, and Seller and Seller’s advisors have had ample opportunity to ask questions of the Company’s representatives and to obtain from the Company additional information, to the extent possessed by the Company or obtainable by the Company without unreasonable effort or expense.  To the best of Seller’s knowledge and belief all information requested has been provided to the full satisfaction of Seller.

3.4                                 Brokers.  No broker, finder or other person is entitled to any broker’s, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby by reason of any claim arising by, through or under Seller.

3.5                                 Adequacy of Consideration.  The consideration Seller is receiving in exchange for the consideration Seller is giving under this Agreement is fair, just and reasonable.  Seller believes that the Company’s business is subject to high risks and Seller is aware that the value of the Repurchased Shares is subject to considerable potential fluctuation and may now, or in the future, have an actual value substantially above, or below, the valuation ascribed to such Repurchased Shares by the parties under this Agreement and it is possible that Seller might realize a higher value for the Repurchased Shares if he held them for an additional period.  In making Seller’s determination to enter into this Agreement Seller has relied on Seller’s own advisors and their judgments and diligence, and on the representations and warranties of the

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Company contained herein and not on any advice or other information provided by the Company or its advisors.

3.6                                 No Public Market, Differing Valuations.  Seller understands and acknowledges that no public market now exists for the Repurchased Shares and that Seller and the Company may have differing views of the current and likely future value of the Repurchased Shares.  Seller further acknowledges that, except for the representations and warranties explicitly set forth herein, the Company is not and has not made any statement, representation or warranty to Seller concerning:  (i) the fairness or adequacy of the consideration given or received under this Agreement; (ii) the current or likely future value of the Repurchased Shares; (iii) the markets, business, products, management, technical or marketing capabilities, financial affairs or prospects of the Company; or (iv) any other matter that has been relied upon by Seller or Seller’s legal counsel or advisors in assessing the value of the Repurchased Shares or determining whether to enter into this Agreement upon the terms and conditions set forth herein.

3.7                                 Miscellaneous Representations.

(a)                                  Seller has a preexisting business relationship with the Company sufficient to make Seller aware of the character, business acumen and general business and financial circumstances of the Company and/or its officers and directors.  By reason of Seller’s business or financial experience, Seller is capable of evaluating the merits and risks of the sale of the Repurchased Shares and has the ability to protect Seller’s own interests in this transaction.

(b)                                 Seller and his advisors have such knowledge and experience in financial, tax, legal and business matters to enable Seller to evaluate the merits and risks of the transactions contemplated hereunder and to make an informed decision with respect thereto to assess the value of the Repurchased Shares and the consideration he is receiving hereunder and the advisability of such transactions.

(c)                                  Seller understands that the tax and accounting consequences to Seller of the transactions contemplated hereunder depends on his own circumstances and Seller has consulted Seller’s own legal counsel and accountants with respect thereto and has not received or relied on any advice from the Company or its agents or representatives.

4.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to Seller as follows:

4.1                                 Authority.  The Company represents and warrants that all action, corporate or otherwise, required by the Company, including by its directors, shareholders and officers, necessary for the authorization, execution, delivery of and performance of all obligations of the Company under this Agreement, has been taken or will have been taken by the date hereof.  The Company further represents that this Agreement is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  The execution and delivery of, and the performance of the obligations under, this Agreement by the Company do not and will not contravene or result in any breach of any law or of any regulation, order, writ, injunction or

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decree of any court, tribunal, governmental body, authority, agency or instrumentality applicable to, the Company, nor do or will such execution, delivery or performance violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any agreement or contract, oral or written, to which the Company is a party or is bound.

4.2                                 Brokers.  No broker, finder or other person is entitled to any broker’s, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby by reason of any claim arising by, through or under the Company.

4.3                                 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.                                       Mutual Release.  The Seller and the Company each hereby releases and forever discharges the other party, and such other party’s directors, officers, employees, affiliates, stockholders, predecessors, heirs, successors and assigns (collectively the “Released Parties”), of and from any and all claims, demands, actions, losses, costs, expenses, causes of action, obligations, liabilities, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments of every nature, kind and description whatsoever, state or federal, in law or in equity, asserted or unasserted, whether or not now known or ascertained, which heretofore do or may exist (collectively, “Claims”) which such party may now have or claim to have against the Released Parties, for, upon, or by reason of any matter, event, cause or thing whatsoever arising out of, based in whole or in part upon, relating to, or existing by reason of the facts, circumstances, transactions, events, occurrences, acts, omissions, or failures to act, of whatever kind or character whatsoever with respect to any and all matters that were asserted or could have been asserted in connection with the offer, issue and sale of the Repurchased Shares, or with the Purchase Agreement, including but not limited to any alleged violation of state or federal securities laws and any Claims relating to tax liability (the “Released Matters”), provided, however, that this release does not release or discharge either party from its warranties, representations or obligations under this Agreement.  The Seller and the Company each hereby acknowledge that it is aware that it may hereafter discover claims or facts in addition to or different from those that it now knows or believes to exist with respect to the Released Matters, but that it is each party’s intention hereby to fully, finally and forever settle and release all of the Claims against the Released Parties, without regard to the subsequent discovery or existence of different or additional facts. The Seller and the Company each further covenants not to sue or otherwise institute or cause to be instituted or in any way participate or assist in legal or administrative proceedings against the Released Parties regarding any Released Matter.  The Seller and the Company each expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California, or any analogous law of any other state, country or jurisdiction, which reads as follows:

“SECTION 1542.  (GENERAL RELEASE - CLAIMS EXTINGUISHED.)  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

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6.                                       Miscellaneous.

6.1                                 Notices.  All notices, demands, requests or other communications referred to or required herein or permitted pursuant hereto to a party shall be in writing, shall specifically reference this Agreement and shall be given by personal delivery, telecopier (with confirmation) or certified or registered U.S. mail, return receipt requested, with postage prepaid.  All such notices, demands, requests or communications shall be deemed delivered and received (a) in the case of personal delivery or telecopier on the date of such delivery and (b) in the case of mailing on the third business day following the mailing, except that notice of a change of address shall be effective upon receipt.

6.2                                 Legal Advice and Construction of Agreement.  Each party represents that such party has received independent legal advice with respect to the advisability of entering into this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party’s counsel in entering into this Agreement.  Each party has participated in the drafting and preparation of this Agreement, and accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

6.3                                 Parties’ Understanding.  Each party represents that such party has carefully read this Agreement, that such party fully understands this Agreement’s final and binding effect, that the only promises made to such party to sign this Agreement are those stated above, and that such party is signing this Agreement voluntarily.

6.4                                 Section Headings.  Captions and section headings are used herein for convenience only, are no part of this Agreement and shall not be used in interpreting or construing it.

6.5                                 Entire Agreement.  This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof, and, except as specifically set forth herein, there are no other agreements, representations, promises or inducements, written or oral, express or implied, between the parties hereto with respect to the subject matter hereof.

6.6                                 California Law.  This Agreement was negotiated, executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal laws (and not the conflict of laws) of the State of California applicable to the construction and enforcement of contracts between parties resident in California which are entered into and fully performed in California.

6.7                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and assigns.

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6.9                                 Survival.  The definitions, representations and warranties herein shall survive the execution and delivery of this Agreement and each party hereto is estopped from making a claim which conflicts with its respective representations and warranties hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

IGN ENTERTAINMENT, INC.,		MARK JUNG
a Delaware corporation

By:	/s/ Michael J. Sheridan	By:	/s/ Mark A. Jung
Michael J. Sheridan
Its:	Chief Financial Officer	Name:	Mark A. Jung

		Title:	CEO

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EXHIBIT A

Stock Power

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Repurchase Agreement dated as of June 29, 2004 (the “Agreement”), the undersigned hereby sells, transfers, assigns and delivers unto IGN Entertainment, Inc., a Delaware corporation (the “Company”) 1,600,000 shares of the Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No.              delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated:	8/3/04

MARK JUNG

		By:	/s/ Mark A. Jung

		Name:	Mark A. Jung

		Title:	CEO